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                                 EXHIBIT 10.01

January 30, 1998

Paul Metzinger
INTERCELL Corporation
370 17th Street, Suite 3290
Denver, CO 80202

Dear Mr. Metzinger:

The purpose of this Side Letter Agreement (the "Agreement") is to memorialize our agreement with respect to the advance payment of Fifty Thousand Dollars ($50,000) by Jaymark, Inc. ("Jaymark") to INTERCELL Corporation ("INTERCELL") in connection with Jaymark's purchase from INTERCELL of one hundred percent (100%) of the issued and outstanding capital stock of California Tube Laboratory, Inc. ("CTL"), a wholly-owned subsidiary of INTERCELL, the terms and conditions of which are more fully described in that certain Stock Purchase Agreement dated as of February 6, 1998 by and among Jaymark, INTERCELL and CTL (the "Stock Purchase Agreement"). The $50,000 advance payment by Jaymark is to be applied toward and considered part of the Purchase Price (as defined in the Stock Purchase Agreement).

In the event that the acquisition of CTL by Jaymark is, for any reason, not consummated on or prior to February 6, 1998 then INTERCELL shall repay to Jaymark the $50,000 advance payment. Such repayment, if necessary, shall be by wire transfer payable in same-day funds and shall take place on February 9, 1998. The advance will be secured by the Accounts Receivable and Inventory of CTL as evidenced by the Security Agreement attached as Attachment 1.

If you agree with these conditions and procedures, please execute this letter in the spaces provided below. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Sincerely,

   /s/ Randy Johnson
-----------------------------------
Randy Johnson
Treasurer & Chief Financial Officer

AGREED TO AND ACCEPTED:
----------------------

INTERCELL CORPORATION                 JAYMARK, INC.


By   /s/ Paul Metzinger               By   /s/ Eric Wenaas
   --------------------------------      -----------------------------------
     Paul Metzinger, President and         Eric Wenaas, President and
     Chief Executive Officer               Chief Executive Officer

Attachment (Security Agreement)

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                                  ATTACHMENT 1

                               SECURITY AGREEMENT

     This Security Agreement ("Agreement") is made as of January 30, 1998, by and between JAYMARK, INC., a Delaware corporation, ("Creditor") and INTERCELL CORPORATION, a Colorado corporation, ("Debtor").

     1.  CREATION OF SECURITY INTEREST.  To secure the payment and performance
         -----------------------------
by Debtor of the Obligations, as hereinafter defined, Debtor hereby grants to Creditor a security interest in and to all Collateral, as hereinafter defined.

     2.  OBLIGATIONS SECURED.  The security interest herein granted by Debtor to
         -------------------
Creditor secures the re-payment by Debtor to Creditor of the payment made by Creditor to Debtor of $50,000, as an advance payment in connection with Jaymark's purchase from Debtor of one hundred percent (100%) of the issued and outstanding capital stock of California Tube Laboratory, Inc. ("CTL"), a wholly owned subsidiary of Debtor, the terms and conditions of which are more fully described in that certain Stock Purchase Agreement dated as of February 6, 1998 by and among Creditor, Debtor, and CTL (the "Stock Purchase Agreement"). This advance payment is made in accordance with the terms of the Side Letter Agreement dated January 30, 1998 ("Side Letter Agreement").

     3.  COLLATERAL.  The term "Collateral" collectively means all of CTL's
         ----------
Accounts Receivable and Inventory, including, but not limited to: raw materials, brazing alloys, work-in-process, and finished goods, together with any and all proceeds, substitutions, additions, assertions, replacements, increases and products of the foregoing including all cash and non-cash proceeds.

     4.  BUSINESS PURPOSE.  Debtor represents and warrants that the Collateral
         ----------------
is not used for personal, family or household purposes. The Collateral may not be used for any of such purposes.

     5.  PROTECTION OF SECURITY INTEREST.  Creditor may, at Debtor's sole cost,
         -------------------------------
file a copy of this Agreement in any public office deemed necessary by Creditor to perfect or continue Creditor's security interest in the Collateral.

     6.  CUSTODY AND PRESERVATION OF THE COLLATERAL.  Creditor will be deemed to
         ------------------------------------------
have exercised reasonable care in the custody and preservation of any Collateral in its possession (even if Creditor fails to sell or convert Collateral which is falling in market value). The failure of Creditor to preserve or protect any rights with respect to any of the Collateral against other parties may not be deemed a failure to exercise reasonable care in the custody of preservation of such Collateral.

     7.  NO RELEASE OR IMPAIRMENT OF COLLATERAL.  Creditor's security interest
         --------------------------------------
hereunder shall continue unimpaired notwithstanding that Creditor take or release other security, release any person primarily or secondarily liable for any of the Obligations, grants or allows extensions, renewals, modifications, rearrangements, restructures, replacements or refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms thereof, or indulgences with respect to the Obligations.

     8.  DEALING WITH COLLATERAL.  Creditor may, in its discretion: (i)
         -----------------------
exchange, waive or release any of the Collateral; (ii) apply Collateral and direct the order or manner of sale thereof as Creditor may determine; and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner, in each case without affecting the Obligations or Creditor's right to take any other action with respect to any other Collateral.

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     9.  CREDITOR'S RIGHTS TO PROTECT COLLATERAL.  For the purpose of carrying
         ---------------------------------------
out the terms of this Agreement, Debtor hereby irrevocably constitutes and appoints Creditor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in Debtor's place, stead and name, or in its own name, from time to time in Creditor's discretion, and at any time before or after default and without notice to Debtor, to make any payment and do any other act which Debtor is obligated to do under this Agreement, to exercise such rights as Debtor might exercise, to enter Debtor's premises to give notice of Creditor's security interest, to execute and file in Debtor's name any financing statements, other filings and amendments thereto, or applications for registration or like documents, required to perfect Debtor's security interest in any Collateral, and to take any other reasonable action, all to protect and preserve the Collateral and Creditor's rights therein. No action or inaction by Creditor or any of the terms of this Agreement shall, however, relieve Debtor of the obligation to do any of the foregoing acts or impose on Creditor any such obligation. Debtor will immediately pay all Creditor's costs, including reasonable attorneys' fees, and indemnify Creditor against all claims, demands and liabilities incurred in exercising any of the foregoing rights or by reason of Creditor being made a party to or intervening in any action or proceeding affecting any Collateral or Creditor's rights, with interest on each item of cost and liability from the date paid by Creditor at the annual rate of ten percent (10%). This power of attorney is a power coupled with an interest and shall be irrevocable.

     10.    PROHIBITED TRANSFERS.  Debtor will not sell, lease, contract to sell
            --------------------
or lease, transfer or create any encumbrance, purchase money or other security interest in any Collateral until all Obligations have been paid, even though Creditor has a security interest in proceeds of such Collateral and regardless of whether any sale, lease, encumbrance or transfer is to an organization or person controlled by Debtor or its then principals. Debtor will not without Creditor's prior written consent change the legal form of its organization or its business structure in any way which Creditor in good faith decides might adversely affect the prospect of repayment of any of the Obligations, impair the continuing validity or perfection of its security interest as to any Collateral (including later-acquired property), or make a filed financing statement misleading, and Debtor will not without Creditor's prior written consent merge with or into any other organization or be subject to a change of control by reason of a transfer of shares, voting power or other means. Any of the foregoing notwithstanding, Debtor may sell any of the Collateral in the ordinary course of business.

     11.  EVENTS OF DEFAULT.  The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" under this Agreement:

          11.1. Repayment of the $50,000 advance payment has not been made in full when due; or

          11.2. Any representation or warranty made by Debtor in this Agreement or in the Side Letter Agreement is discovered to have been false in any material respect at the time made.

     12.  CREDITOR'S RIGHTS ON DEFAULT.  Upon the occurrence of an Event of
          ----------------------------
Default, Creditor may take any of the actions set forth herein or otherwise available by law. Debtor will voluntarily surrender possession of the Collateral to Creditor and Debtor will cooperate in an orderly transfer of ownership of the Collateral to Creditor. Creditor may take possession of any Collateral and enter any premises where any Collateral is kept, with or without judicial process, may sue Debtor for the full amount of any or all of the Obligations without proceeding against any or all of the Collateral or sue Debtor for any deficiency remaining after disposition of any or all of the Collateral, may without notice or demand setoff and apply toward payment of any of the Obligations, and may sell or lease in any commercially reasonable manner in one or more transactions any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing. Whenever any Collateral is in Creditor's possession, Creditor may

                                       3
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use, operate or consume it in any commercially reasonable manner or as it deems appropriate for paying or performing Debtor's Obligations, and Creditor may also at its option abandon any Collateral. Creditor shall have no liability to Debtor for any damage to real or personal property which is not Collateral caused by acts or omissions of Creditor or its agents done in good faith in the course of removing of disposing of Collateral, or for any other such damage to Collateral except as a result of Creditor's failure to sell or lease Collateral in a commercially reasonable manner. Debtor will indemnify and hold Creditor harmless from any claims, demands and liability, including reasonable attorneys' fees, arising from claims of third persons resulting from such acts or omissions. Debtor will also immediately pay Creditor its reasonable expenses of retaking, holding, preparing for sale or lease, selling, or leasing any Collateral and the like and its reasonable attorneys' fees and legal expenses relating to such action. All rights and remedies hereunder shall be cumulative and Creditor shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Creditor from pursuing any further remedy which it may pursue hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all Obligations secured by this Agreement, Debtor hereby promises to pay Creditor any deficiency.

     13.  COSTS AND EXPENSES.  Debtor shall reimburse Creditor upon demand for
          ------------------
any and all legal costs, including reasonable attorneys' fees, and other expenses incurred in collecting any sums payable by Debtor to Creditor or any other Obligation secured hereby or in enforcing any term or provision of this Agreement, the repayment of all of the foregoing expenses to be secured by this Agreement.

     14.  NOTICES AND APPLICATION OF PROCEEDS.  Any notice required to be given
          -----------------------------------
by Creditor under this Agreement, when deposited in the United States mail addressed to Debtor at its address below (or at such other address as shall have previously been provided to Creditor in writing) at least five (5) days prior to any actions Creditor proposes to take shall constitute reasonable notice to Debtor of any such action.

     15.  WAIVERS AND AMENDMENTS.  Any provision of this Agreement may be
          ----------------------
amended, waived or modified upon the mutual written consent of Debtor and Creditor.

     16.  MISCELLANEOUS.  Time is of the essence of this Agreement and all its
          -------------
provisions. This Agreement contains the entire agreement between Creditor and Debtor with respect to all Collateral. This Agreement shall be governed by the law of the State of California. Titles preceding any paragraph of this Agreement are for convenience only and are not a part of this Agreement. No waiver by Creditor of any breach or default shall be deemed a waiver of any breach or default thereafter occurring. The taking of any action by Creditor shall not be deemed a waiver of any breach or default thereafter occurring and the taking of any action by Creditor shall not be deemed to be an election of that action, by rather the rights and privileges and options granted to Creditor under the terms hereof shall be deemed cumulative, the one with the other and not the alternative. This Agreement benefits Creditor's successors and assigns and binds Debtor's heirs, legatees, personal representatives, successors and assigns. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Nothing herein shall in any way limit the effect of the terms and conditions of any other security or other agreement executed by Debtor or any other party with respect to the Obligations, but each and every condition hereof shall be in addition thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       4
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DEBTOR:                         CREDITOR:

INTERCELL CORPORATION           JAYMARK, INC
a Colorado corporation          a Delaware corporation


By   /s/ Paul Metzinger         By   /s/ Eric Wenaas
   ---------------------------     ---------------------------

Title:                          Title:  CEO
      ------------------------         -----------------------


Date:                           Date:  January 30, 1998
     -------------------------       -------------------------

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